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                                                                  EXECUTION COPY


                          ASTA AUTO RECEIVABLES COMPANY

                AUTOMOBILE RECEIVABLE PASS-THROUGH CERTIFICATES,
                                  SERIES 1997-1

                         CERTIFICATE PURCHASE AGREEMENT


                                                                   July 30, 1997


Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830


Dear Sir or Madam:

         Asta Auto Receivables Company, a Delaware corporation (the "Company") and a wholly-owned subsidiary of Asta Funding, Inc., a Delaware corporation ("Asta Funding") (each of the Company and Asta Funding are sometimes hereinafter referred to as an "Asta Entity"), proposes to sell to you its Asta Auto Trust 1997-1 Automobile Receivable Pass-Through Certificates in the classes, in the respective original principal amounts and with the designations set forth in
Schedule I hereto (the "Designated Certificates"). Only the Designated Certificates are being purchased by you hereunder. The Designated Certificates (collectively, the "Certificates"), will be issued by the Company pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1997, among the Company, as seller, Asta Funding, as Servicer, CSC Logic/MSA, L.L.P., as backup servicer (the "Backup Servicer"), The Chase Manhattan Bank, as trustee (the "Trustee") and The Chase Manhattan Bank, as custodian (the "Custodian"). Each Certificate will evidence the holder's fractional undivided interest in a trust (the "Trust"), created pursuant to the Pooling and Servicing Agreement, and consisting primarily of a pool (the "Pool") of retail installment sale contracts for new or used automobiles, vans and light-duty trucks between dealers and retail purchasers (the "Contracts" or the "Receivables") and certain monies received thereunder on and after the Cutoff Date. Upon your request, the Company will furnish to you, on or before such date as you shall specify, a private placement memorandum, dated July 30, 1997, which will more fully describe the Designated Certificates. Such private placement memorandum, in the form so furnished, including the documents incorporated by reference thereto or attached as exhibits thereto, is herein referred to as the "Memorandum". Capitalized terms used herein which are not otherwise defined shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.




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         1. Representations and Warranties of the Asta Entities. Each Asta
Entity represents and warrants to, and agrees with, you and each person who purchases a Designated Certificate directly from you that:

                  (a) Such Asta Entity has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Purchase Agreement dated as of July 1, 1997 (the "Purchase Agreement"), between the Company and Asta Funding.

                  (b) This Agreement has been duly authorized, executed and delivered by the Company and Asta Funding.

                  (c) The Pooling and Servicing Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Company, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of the Company, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (d) The Purchase Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Company and Asta Funding, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of each of the Company and Asta Funding, except insofar as any indemnification provisions therein may be limited by applicable law.

                  (e) The Memorandum and any amendment or supplement thereto, as of the date thereof, and as of the date hereof, will not contain an untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (f) As of the Closing Date, the Designated Certificates and the Pooling and Servicing Agreement will conform in all material respects to the respective descriptions thereof contained in the Memorandum. As of the Closing Date, the Designated Certificates will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and delivered to you against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.






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                  (g) On the Closing Date and as of any Subsequent Transfer
         Date, the representations and warranties of the Company and Asta Funding with respect to the Contracts contained in the Pooling and Servicing Agreement and the Purchase Agreement, respectively, will be true and correct.

                  (h) Neither Asta Entity is in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument which violation or default would have a material adverse affect on such Asta Entity. Neither the issuance and sale of the Designated Certificates, nor the execution and delivery by either Asta Entity of this Agreement, the Pooling and Servicing Agreement or the Purchase Agreement, nor the consummation by either Asta Entity of any of the transactions herein or therein contemplated, nor compliance by either Asta Entity with the provisions hereof or thereof, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of such Asta Entity or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which such Asta Entity is a party or by which it is bound, or any statute (including, without limitation, any local registration or licensing requirements), order or regulation applicable to such Asta Entity of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Asta Entity. Neither Asta Entity is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of such Asta Entity to perform its obligations under this Agreement, the Pooling and Servicing Agreement or the Purchase Agreement or (ii) the business, operations, financial conditions, properties or assets of such Asta Entity.

                  (i) There are no actions or proceedings against, or investigations of, either Asta Entity pending, or, to the knowledge of such Asta Entity, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, the Purchase Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the Purchase Agreement, (iii) that are reasonably likely to be adversely determined and that might materially and adversely affect the performance by such Asta Entity of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement, the Purchase Agreement or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Memorandum.

                  (j) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, the Pooling and Servicing Agreement and the Purchase Agreement or the execution, delivery and sale of the Certificates have been or will be paid on or prior to the Closing Date.

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                  (k) Immediately prior to each assignment of the Contracts to the Trustee as contemplated by the Pooling and Servicing Agreement, the Company (i) had good title to, and was the sole owner of, each Contract free and clear of any pledge, mortgage, lien, security interest or other encumbrance (collectively, "Liens"), (ii) had not assigned to any person any of its right, title or interest in such Contracts or in the Pooling and Servicing Agreement and (iii) will have the power and authority to sell such Contracts to the Trustee, and upon the execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired all of the Company's right, title and interest in and to the Contracts.

                  (l) There are no contracts, agreements or understandings between either Asta Entity and any person granting such person the right to require the Company to file a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), with respect to any Designated Certificates owned or to be owned by such person.

                  (m) The sale of the Designated Certificates pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the 1933 Act. In the case of each offer or sale of the Designated Certificates, no form of general solicitation or general advertising was used by the Company or its representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Company nor any person acting on its behalf has offered or sold, nor will the Company or any person acting on its behalf offer or sell directly or indirectly, any Designated Certificate or any other security in any manner that, assuming the accuracy of the representations and warranties and the performance of the covenants given by you, would render the issuance and sale of any of the Designated Certificates as contemplated hereby a violation of Section 5 of the 1933 Act or the registration or qualification requirements of any state securities laws, nor has the Company authorized, nor will it authorize, any person to act in such manner.

                  (n) Neither the Company nor the Trust is, and neither the issuance and sale of the Certificates nor the activities of the Trust pursuant to the Pooling and Servicing Agreement will cause the Company or the Trust to be, an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (o) Each Asta Entity is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its business shall require such qualifications.

         2. Representations, Warranties and Covenants of the Purchaser. You represent and warrant to, and agree with, the Company that:

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                  (a) You are purchasing the Designated Certificates, in the
         Original Class Certificate Principal Balances for each Class set forth on Schedule I, solely for your own account as principal and not as nominee or agent for any other person, and not with a view to, or for offer or sale in connection with, any distribution (within the meaning of the 1933 Act) or fractionalization thereof, subject, nevertheless, to the understanding that the disposition of your property shall at all times be and remain within your control. It is understood that you intend to reoffer or resell the Designated Certificates from time to time in one or more privately negotiated transactions.

                  (b) You are an "accredited investor" as defined in Rule 501(a)(1), (2) or (3) of Regulation D under the 1933 Act or a "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                  (c) You will not offer the Designated Certificates or any part thereof or any similar security for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the offer and sale of the Designated Certificates to you and by you within the provisions of Section 5 of the 1933 Act.

         3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell the Designated Certificates to you, and you agree to purchase the Designated Certificates from the Company, for the purchase price of $21,119,985 (including accrued interest from and including the Cutoff Date to, but not including, the Closing Date).

         4. Delivery and Payment. Delivery of and payment for the Designated Certificates shall be made at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103-0001, on the date specified in
Schedule I hereto, which date and time may be changed by mutual agreement between you and the Company (such date and time of delivery and payment for the Designated Certificates being herein called the "Closing Date"). Delivery of the Designated Certificates shall be made to you against payment by you of the purchase price therefor in immediately available funds wired to such bank as may be designated by the Company, or such other manner of payment as may be agreed upon by the Company and you. The Designated Certificates to be so delivered shall be in definitive, fully registered form, in such denominations and registered in such names as you may have requested in writing not less than two full business days in advance of the Closing Date.

         The Company agrees to have the Designated Certificates available for inspection, checking and packaging by you in New York, New York on the business day prior to the Closing Date.

         5. Covenants of the Company. The Company covenants and agrees with you that:

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                  (a) On the date hereof or such other date as you may specify
         (the "Memorandum Delivery Date"), the Company will prepare and furnish to you the Memorandum, appropriately completed, with such changes therein as are satisfactory to you and your counsel.

                  (b) If, at any time prior to 90 days after the Memorandum Delivery Date or such later date as you shall have resold all of the Designated Certificates, any event occurs as a result of which the Memorandum (as then amended or supplemented) would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly prepare and furnish to you an amendment or supplement to the Memorandum reasonably satisfactory to you and your counsel that will correct such statement or omission.

                  (c) During the period referred to in Section 5(b), the Company will furnish to you, without charge, copies of the Memorandum (including all documents incorporated by reference therein and all amendments or supplements to such documents) in each case as soon as available and in such reasonable quantities as you request.

                  (d) During the period referred to in Section 5(b), the Company will, at your request, furnish through you to any prospective purchaser of Designated Certificates from you such information as is reasonably requested and is reasonably available concerning matters reasonably relevant to such prospective purchaser's decision to purchase the Designated Certificates and the Company represents and warrants that such information will be accurate and not misleading.

                  (e) The Company authorizes you to deliver to investors copies of the Memorandum, as then amended or supplemented as contemplated by
         Section 5(b) hereof, and any information provided under Section 5(d) hereof in connection with any reoffer or resale of the Designated Certificates by you in accordance herewith.

                  (f) The Company agrees to use its best efforts to furnish (or cause to be furnished) such information and to execute such documents or instruments as you may reasonably request to satisfy any condition to the availability of an exemption under the state securities or "blue sky" laws of any state for any sale of Designated Certificates by you (provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Certificates, in any jurisdiction where it is not now so subject).

                  (g) The Company will pay all reasonable costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the reasonable fees and disbursements of its counsel and your counsel; the costs and expenses of

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         printing (or otherwise reproducing) and delivering the Memorandum, the
         Pooling and Servicing Agreement and the Certificates; the fees, costs and expenses of the Trustee (to the extent permitted under the Pooling and Servicing Agreement, and except to the extent that another party is obligated to pay such amounts thereunder) and the fees and disbursements of accountants for the Company (including those fees and disbursements arising in connection with any comfort letter issued by such accountants that addresses the information contained in the Memorandum).

                  (h) The Company will enter into the Pooling and Servicing Agreement and Purchase Agreement on or prior to the Closing Date.

                  (i) The Company agrees to take such action as you shall reasonably request following the Closing Date in connection with any subsequent transfer of the Designated Certificates by you.

         6. Conditions to the Purchase of the Designated Certificates. Your obligation hereunder to purchase the Designated Certificates shall be subject to the accuracy of the representations and warranties on the part of the Asta Entities contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of the Asta Entities made in any certificates delivered pursuant to the provisions hereof, to the performance by each Asta Entity of its obligations hereunder and to the following additional conditions:

                  (a) Each Asta Entity shall have delivered to you a certificate of such Asta Entity, signed by the President or a vice president of such Asta Entity and dated the Closing Date, to the effect that the signer of such certificate has carefully examined this Agreement and that to the best of such signer's knowledge: (i) the representations and warranties of such Asta Entity in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date and (ii) such Asta Entity has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

                  (b) You shall have received from Orrick, Herrington & Sutcliffe LLP, special counsel for the Purchaser, such opinions as you may reasonably require, and the Company shall have furnished to such counsel such documents as you may reasonably request for the purposes of enabling them to render such opinions.

                  (c) You shall have received from Willkie Farr & Gallagher or Lowenstein, Sandler, Kohl, Fisher & Boylan, special counsel for the Asta Entities, a favorable opinion, dated the Closing Date, substantially to the effect that:

                           (i) This Agreement has been duly authorized, executed
                  and delivered by the Company and Asta Funding, and when so executed and delivered, constitutes a legal, valid, binding and enforceable agreement of each Asta Entity, enforceable according to its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting

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                  creditors' rights generally and to general principles of
                  equity regardless of whether enforcement is sought in a proceeding in equity or at law;

                           (ii) The Pooling and Servicing Agreement has been
                  duly authorized, executed and delivered by the Company, and when so executed and delivered, constitutes a legal, valid, binding and enforceable agreement of the Company, enforceable according to its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

                           (iii) The Purchase Agreement has been duly
                  authorized, executed and delivered by the Company and Asta Funding constitutes a legal, valid, binding and enforceable agreement of each of the Company and Asta Funding, except insofar as the indemnification provisions therein may be limited by applicable law;

                           (iv) The issuance of the Certificates has been duly
                  and validly authorized by all required corporate action by the Company and when executed and countersigned in the manner contemplated in the Pooling and Servicing Agreement will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement;

                           (v) The offer and sale of the Designated Certificates
                  to you in the manner contemplated in this Agreement and the Pooling and Servicing Agreement is not, assuming the accuracy of your representations and warranties and the performance of your covenants contained herein, a transaction requiring the registration of the Designated Certificates under the 1933 Act;

                           (vi) The Pooling and Servicing Agreement is not
                  required to be qualified under the Trust Indenture Act of 1939, as amended, and neither the Company nor the Trust is required to be registered under the Investment Company Act;

                           (vii) The Trust as described in the Memorandum will
                  be treated as a partnership for federal income tax purposes and will not be treated as an association or publicly traded partnership taxable as a corporation;

                           (viii) The Certificates, the Pooling and Servicing
                  Agreement, the Servicing Assumption Agreement and the Purchase Agreement will conform in all material respects to the descriptions thereof contained in the Memorandum; and

                           (ix) Such counsel has no reason to believe that the
                  Memorandum, as of its date, and as amended or supplemented, if applicable, as of the





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                  Memorandum Delivery Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial and statistical statements or other financial data contained or incorporated by reference in the Memorandum.

                  (d) You shall have received from Willkie Farr & Gallagher or Lowenstein, Sandler, Kohl, Fisher & Boylan, special counsel for the Asta Entities, a favorable opinion, dated the Closing Date, to the effect that:

                           (i) Each Asta Entity has been duly organized and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Purchase Agreement;

                           (ii) To their knowledge there are no actions,
                  proceedings or investigations pending or threatened against or affecting either Asta Entity before or by any court, arbitrator, administrative agency or other governmental authority reasonably likely to be adversely determined that would materially and adversely affect the ability of such Asta Entity to carry out the transactions contemplated in this Agreement, the Pooling and Servicing Agreement or the Purchase Agreement;

                           (iii) No consent, approval, authorization or order
                  of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by either Asta Entity of the transactions contemplated herein, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Designated Certificates and except any recordation of the assignments of the Contracts to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed; and

                           (iv) To their knowledge, neither Asta Entity is in
                  violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to such Asta Entity, and neither the issuance and sale of the Designated Certificates, nor the execution or delivery of or performance under this Agreement, the Pooling and Servicing Agreement or the Purchase Agreement, nor the consummation of any other of the transactions contemplated herein or therein will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of incorporation or by-laws of either Asta Entity, or, to the knowledge of such counsel, any indenture or other agreement or





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                  instrument to which either Asta Entity or any of its
                  affiliates is a party or by which it or any of them is bound, or any New York or federal statute or regulation applicable to either Asta Entity or any of its affiliates or, to the knowledge of such counsel, any order of any New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over either Asta Entity or any of its affiliates.

                  With respect to the opinions in paragraphs (c) and (d) above, such counsel may: (1) express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement, the Pooling and Servicing Agreement and the Purchase Agreement; (2) assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than an Asta Entity; and (3) qualify such opinion only as to the federal laws of the United States of America, the laws of the State of New York and the general corporation law of the State of Delaware. You shall also receive (as an additional addressee) all opinions of such counsel submitted to the rating agency rating the Designated Certificates, such opinions to be dated the Closing Date, which opinions shall include, among other things, an opinion regarding the "true sale" nature of the transfer of the Receivables under the Purchase Agreement and the non-consolidation of the Asta Entities, in each case for purposes of federal laws relating to bankruptcy, and an opinion as to the perfection of the Trust's security interest in the Receivables and the Trust's security interest in the Financed Vehicles under the law of the State of New York (subject to the rights of third parties without notice).

                  (e) The Class A Certificates and the Class B Certificates shall have been rated no lower than "A" or "BBB", respectively, by Duff & Phelps Credit Rating Co.

                  (f) You shall have received a letter from Richard A. Eisner & Company, LLP regarding the Memorandum in form and substance satisfactory to you and your counsel.

                  (g) You shall have received from counsel for the Trustee a favorable opinion, dated the Closing Date, in form and substance satisfactory to you and your counsel, to the effect that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid, binding and enforceable agreement of the Trustee, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by you and the Trustee.

                  (h) You shall have received from counsel for the Back-up Servicer a favorable opinion, dated the Closing Date, in form and substance satisfactory to you and your counsel.

                  (i) On the Memorandum Delivery Date, each Asta Entity shall furnish to you a certificate signed by the president or a senior vice president, dated the Memorandum Delivery Date, to the effect that such officer has no reason to believe and does not believe that the Memorandum, as of its date, and as amended or supplemented, if applicable, as of the Memorandum Delivery Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and that the descriptions in the Memorandum of the Designated Certificates and the Pooling and Servicing Agreement are accurate in all material respects.

                  (j) You shall have received from Lowenstein, Sandler, Kohl, Fisher & Boylan, Roseland, New Jersey, a favorable opinion regarding perfection of the Trust's security interest in the Receivables, the Trust's security interest in the Financed Vehicles and certain New Jersey tax matters, all in form and substance reasonably satisfactory to you and your counsel.

                  (k) You shall have received from Reed, Smith, Shaw & McClay, Philadelphia, Pennsylvania, a favorable opinion regarding perfection of the Trust's security interest in the Receivables, the Trust's security interest in the Financed Vehicles and the enforceability of the Pennsylvania form of Contract, all in form and substance reasonably satisfactory to you and your counsel.

                  (l) You shall have received from Willkie Farr & Gallagher, New York, New York, a favorable opinion regarding perfection of the Trust's security interest in the Receivables and the Trust's security interest in the Financed Vehicles and certain New York tax matters, all in form and substance satisfactory to you and your counsel.

                  (m) You shall have received such further information, certificates, documents and opinions as you may reasonably have requested not later than the Closing Date.

                  (n) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to you and your counsel, and you and your counsel shall have received such information, certificates and documents as you or they may have reasonably requested.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as approved in this Agreement, if the Company is in material breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and your counsel, this Agreement and all your obligations hereunder may be cancelled by you at, or at any time prior to, the Closing. Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile transmission confirmed in writing.

         7. Conditions of the Company's Obligations. The obligation of the Company to sell the Designated Certificates to you shall be subject to: (i) the accuracy of your representations and warranties herein contained at and as of the Closing Date and (ii) your performance of all of your obligations hereunder to be performed at or prior to the Closing Date.

         8. Information Provided by the Purchaser. It is understood and agreed that the information contained in the first sentence of the last paragraph on the cover page of the Memorandum and under the heading "Method of Distribution" in the Memorandum is the only information furnished by the Purchaser to the Company for inclusion in the Memorandum.

         9. Indemnification and Contribution. The Company and Asta Funding agree with you that:

                  (a) The Company and Asta Funding, jointly and severally, will indemnify and hold harmless you and each person who controls you within the meaning of either the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act") against any and all losses, claims, damages or liabilities, joint or several, to which you or any of them may become subject under the 1933 Act, the 1934 Act, or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)
         (x) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (y) arise out of or are based upon any material inaccuracy contained in any statistical information provided by the Company to you in writing or by electronic transmission prior to the date hereof or in the Preliminary Term Sheet, dated July 21, 1997, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action including, without limitation, any such legal or other expenses incurred in connection with any action or proceeding between the indemnified party and any third party; provided, however, that neither the Company nor Asta Funding will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company as herein stated by you specifically for use in connection with the preparation thereof. This indemnity will be in addition to any liability that the Company may otherwise have.

                  (b) You will indemnify and hold harmless the Company, Asta Funding and each of their respective directors and officers and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company and Asta Funding to you, but only with reference to written information furnished to the Company as herein stated by you specifically for use in connection with the preparation of the documents referred to in the foregoing indemnity, such information being only the information described in Section 8 hereof. This indemnity will be in addition to any liability that you may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
         Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to elect separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).

                  (d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to an indemnified party under this
         Section 9, then you and the Asta Entities shall contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages and liabilities referred to in paragraph

         (a) or (b) above, in such proportion so that (i) you are responsible for the lesser of (1) 1.25% thereof and (2) 1.25% of the original principal balance of the Designated Receivables (as set forth on Schedule I hereto) and (ii) the Asta Entities are, jointly and severally, responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls you within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as do you and each person, if any, who controls the Company or Asta Funding within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as does the Company and Asta Funding. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

         10. Termination. (a) This Agreement shall be subject to termination in your absolute discretion by notice given to the Company prior to delivery of and payment for the Designated Certificates, if prior to such time, (i) trading of securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities; or (iii) there shall have occurred any material outbreak or declaration of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Designated Certificates on the terms specified herein.

         (b) If the sale of the Designated Certificates shall not be consummated because any condition to your obligations set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of your default, the Company shall reimburse you for the reasonable fees and expenses of your counsel and for such other out-of-pocket expenses as shall have been incurred by you in connection with this Agreement and the proposed purchase of the Designated Certificates, and upon demand the Company shall pay the full amount thereof to you.

         (c) This Agreement will survive delivery of and payment for the Designated Certificates. The provisions of Section 9 and this Section 10(c) shall survive the termination or cancellation of this Agreement.

         11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or transmitted by facsimile and confirmed to you at 600 Steamboat Road, Greenwich, Connecticut 06830, Attention:

President; or, if sent to the Company, will be mailed, delivered or transmitted by facsimile and confirmed to it at 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632.

         12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 and their successors and assigns, and no other person will have any right or obligation hereunder.

         13. Applicable Law; Counterparts. This Agreement will be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and Asta Funding on the one hand and you on the other.

                             Very truly yours,

                             ASTA AUTO RECEIVABLES COMPANY



                             By: /s/ Gary Stern
                                -----------------------
                                Name: Gary Stern
                                Title: President



                             ASTA FUNDING, INC.



                             By: /s/ Mitchell Herman
                                -----------------------
                                Name: Mitchell Herman
                                Title: CFO


The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written:

GREENWICH CAPITAL MARKETS, INC.



By: /s/ Jere P. Dieck
    --------------------------------
   Name: Jere P. Dieck
   Title: Vice President

                                   SCHEDULE I



Certificate Purchase Agreement dated July 30, 1997

Closing Date: July 30, 1997



Title, Purchase Price and Description of Designated Certificates:

         AUTOMOBILE RECEIVABLE PASS-THROUGH CERTIFICATES,
         SERIES 1997-1, CLASS A and CLASS B

Aggregate Initial Certificate Balance:                               $21,119,985

Cutoff Date with respect to the Initial Receivables:  July 1, 1997

Designated Certificates                      Original Certificate Balance
-----------------------                      ----------------------------

Class A                                                 $15,839,989

Class B                                                   5,279,996


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